Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264845

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 10, 2022)

30,769,230 Shares
Class A Common Stock
We are offering 30,769,230 shares of our Class A common stock, $0.00001 par value per share, or Class A Common Stock, in this offering.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.” On June 26, 2024, the last reported sale price of our Class A Common Stock, as reported on the Nasdaq Global Select Market, was $8.76 per share.

Investing in our Class A Common Stock involves significant risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-7 of this prospectus supplement and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our Class A Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.50000	$199,999,995
Underwriting discounts and commissions(1)	$0.36075	$11,100,000
Proceeds, before expenses, to Recursion Pharmaceuticals, Inc.	$6.13925	$188,899,995

(1)We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting” for a description of the compensation payable to the underwriters.
The underwriters have the option to purchase up to an additional 4,615,384 shares of our Class A Common Stock from us.
The underwriters expect to deliver the shares against payment in New York on or about June 28, 2024.

Goldman Sachs & Co. LLC	J.P. Morgan
Allen & Company LLC

Prospectus supplement dated June 26, 2024

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

About this Prospectus	ii
Prospectus Summary	1
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	8
Description of Depositary Shares	16
Description of Warrants	19
Description of Subscription Rights	20
Description of Purchase Contracts	21
Description of Units	22
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information	25
Incorporation by Reference	26

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form S-3 (File No. 333-264845) that we filed on May 10, 2022 with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the securities being offered and other information you should know before investing in our Class A Common Stock. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement or any document that is incorporated by reference herein or into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not authorized, and the underwriters have not authorized, anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may have authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may have authorized for use in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
All references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to Recursion Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires. We use the Recursion Pharmaceuticals logo, and other marks as trademarks in the United States and other countries. This prospectus supplement, the accompanying prospectus and any free writing prospectus that we may have authorized for use in connection with this offering and the information incorporated herein or therein, as the case may be, by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may have authorized for use in connection with this offering, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent
S-i

under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, including the matters set forth under the sections “Risk Factors” of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, as well as the financial statements and related notes and other information that we incorporate by reference herein and therein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Unless the context otherwise requires, the terms “Recursion,” the “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus refer to the operations of Recursion Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole.
Company Overview
Recursion is a leading clinical stage TechBio company decoding biology to industrialize drug discovery. Central to our mission is the Recursion Operating System, or OS, a platform built across diverse technologies that enables us to map and navigate trillions of biological, chemical and patient-centric relationships across over 50 petabytes of proprietary data. We frame this integration of the physical and digital components as iterative loops, where scaled “wet-lab” biology, chemistry and patient-centric experimental data are organized by “dry-lab” computational tools in order to identify, validate and translate therapeutic insights. We believe Recursion’s unbiased, data-driven approach to understanding biology will bring more, new and better medicines at higher scale and lower cost to patients.
There are three key value-drivers at Recursion:
1. An expansive pipeline of internally developed clinical and preclinical programs focused on precision oncology and genetically driven rare diseases with significant unmet need and market opportunities that could potentially exceed $1 billion in annual sales in some cases;
2. Transformational partnerships with leading biopharmaceutical and technology companies to map and navigate intractable areas of biology, identify novel targets and develop potential new medicines by using advanced computational and data resources; and
3. An industry-leading dataset intentionally designed to capitalize on computational tools and accelerate value created through our pipeline, partnerships and technology capabilities.

We drive value by scaling and leveraging the Recursion OS to generate, aggregate and integrate over 50 petabytes of data spanning large language model derived disease relevance and target-compound relationships, predicted protein-ligand binding interactions for ~36 billion compounds, over 250 million total staining and multi-timepoint live-cell (brightfield) phenomics experiments, over 1 million whole transcriptomics experiments, tens of thousands of absorption, distribution, metabolism and excretion, or ADME, experiments using our automated drug metabolism and pharmacokinetics (DMPK) module, InVivomics and multimodal precision oncology patient data. This dataset has been curated using over 50 human cell types, our cell manufacturing facility which has produced over 1 trillion human induced pluripotent stem cell (hiPSC) derived neuronal cells since 2022, our in-house chemical library of over 1.7 million compounds, an in silico library of over 1 trillion small molecules and other capabilities. We have built proprietary software applications and AI/ML models within the Recursion OS that predict and navigate over 6 trillion biological and chemical relationships. With our approach and our team of over 500 Recursionauts that is balanced between life scientists and computational and technical experts, we endeavor to turn drug discovery into a search problem, where we map and navigate biology in an unbiased manner in order to translate insights into more, new and better medicines at higher scale and lower cost to patients.

Our pipeline reflects the scale and breadth of our approach

	Program	Indication	Target	Patient Population	Preclinical	Phase 1	Phase 2	Phase 3	Anticipated Near-Term Milestones
Rare & Other	**REC-994**	Cerebral Cavernous Malformation	Superoxide	~ 360K[1]	*SYCAMORE*				• Topline readout in September 2024
	REC-2282	Neurofibromatosis Type 2	HDAC	~ 33K[2]	*POPLAR*				• Preliminary data readout in Q4 2024
	REC-4881	Familial Adenomatous Polyposis	MEK	~ 50K[3]	*TUPELO*				• Preliminary data readout in H1 2025
	REC-3964	*Clostridioides difficile* Infection	TcdB	~730K	*ALDER*				• Phase 2 study initiation in Q4 2024
	Epsilon	Fibrotic Diseases	Undisclosed	~ 50K[4,5,6]					• IND submission in early 2025
Oncology	**REC-4881**	Advanced AXIN1/APC-mutant Cancers	MEK	~ 104K[7]	*LILAC*				• Preliminary data readout in H1 2025
	RBM39	Advanced HR-Proficient Cancers	RBM39	~ 220K[8]					• IND submission in Q3 2024, Phase 1/2 initiation in Q4 2024

More than a dozen discovery and research programs in oncology or with our partners – first program optioned by Roche-Genentech in GI-oncology

All populations defined above are US and EU5 incidence unless otherwise noted. EU5 is defined as France, Germany, Italy, Spain, and UK. (1) Prevalence for hereditary and sporadic symptomatic population. (2) Annual US and EU5 incidence for all *NF2*-driven meningiomas. (3) Prevalence for adult and pediatric population. (4) Our program has the potential to address several indications. (5) We have not finalized a target product profile for a specific indication. (6) Incidence for US only. (7) 2L+ drug-treatable population. (8) 2L+ drug-treatable population comprising ovarian, prostate, breast, and pancreatic cancers.

Updated pipeline guidance
•Seven clinical trial readouts expected within approximately 18 months:
oREC-994 Cerebral Cavernous Malformation—topline Phase 2 data readout in September 2024;
oREC-2282 Neurofibromatosis Type 2—preliminary Phase 2 data readout in the fourth quarter of 2024;
oREC-4881 Familial Adenomatous Polyposis—preliminary Phase 2 data readout in the first half of 2025;
oREC-4881 Advanced AXIN1/APC-Mutant Cancers—preliminary Phase 2 data readout in the first half of 2025;
oREC-3964 Clostridioides difficile Infection—Phase 2 study initiation in the fourth quarter of 2024 and preliminary data readout by the end of 2025;
oRBM39 Advanced HR-Proficient Cancers—IND submission in the third quarter of 2024, Phase 1/2 initiation in the fourth quarter of 2024 and Phase 1 dose-escalation data readout by the end of 2025; and
oEpsilon (Fibrotic Diseases)—IND submission in early 2025 and Phase 1 healthy volunteer study data readout by the end of 2025.
•Dozens of internal and partner programs in early stages with the first LLM and causal model driven programs entering the Recursion pipeline.

Partnership updates

•Bayer will be the first beta-user of our LOWE LLM-orchestrated workflow software, which will be integrated across the collaboration and offer a more exploratory, and intuitive research environment for scientists on both sides.

•Additional updates pertaining to the Bayer partnership include:
oWe initiated our first joint oncology project, which is now expected to advance rapidly towards Lead Series nomination; and
oWe are on track to complete 25 unique multi-modal data packages that we expect to deliver in the third quarter of 2024.

Platform updates
•ADME industrialization: potential to achieve an estimated 90 times the amount of lab throughput over a manual approach.
•Built our first genome-scale transcriptomics knockout map.
•Multimodal mapping has enabled us in certain experiments to achieve 90% success on our ability to predict compounds that failed later disease-relevant assays in internal tests and 60% ability to predict compounds that passed later disease-relevant assays in internal tests.
•Helix partnership brings hundreds of thousands of unique de-identified patient records across diverse therapeutic areas.

Corporate Information and History

We were formed in Delaware as a limited liability company in November 2013 under the name Recursion Pharmaceuticals, LLC. In September 2016, we converted to a Delaware corporation and subsequently changed our name to Recursion Pharmaceuticals, Inc. Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase shares of our Class A Common Stock, except as set forth under the section entitled “Information Incorporated by Reference.”

THE OFFERING

Class A Common Stock offered by us	30,769,230 shares of our Class A Common Stock. We have also granted the underwriters an option for a period of 30 days to purchase up to an additional 4,615,384 shares of our Class A Common Stock.
Class A Common Stock to be outstanding following the offering
260,812,291 shares of our Class A Common Stock (or 265,427,675 shares of our Class A Common Stock if the underwriters’ option to purchase additional shares of our Class A Common Stock is exercised in full) outstanding as of March 31, 2024 and which excludes certain shares as further described below.

Class B common stock, $0.00001 par value per share, or Class B Common Stock, to be outstanding following the offering	7,464,871 shares of our Class B Common Stock.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $188.0 million, or approximately $216.4 million if the underwriters exercise their option to purchase additional shares of Class A Common Stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering to fund advancement of our existing preclinical and clinical programs and platform technologies, foundation model construction, industrialized validation and translation and scientific and technical personnel, as well as runway extension, strategic investments and acquisitions and general corporate purposes. However, we have no current agreements, commitments or understandings for any specific acquisitions or strategic investments at this time. See the section titled “Use of Proceeds” for more information.

Voting rights
Shares of our Class A Common Stock are entitled to one vote per share.
Shares of our Class B Common Stock are entitled to 10 votes per share.

Holders of our Class A Common Stock and Class B Common Stock generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. Upon completion of this offering, Dr. Gibson and his affiliates, will hold outstanding shares of our Class B Common Stock representing approximately 23% of the voting power of our outstanding capital stock in the aggregate, which voting power may increase over time as Dr. Gibson vests in and exercises equity awards outstanding. If all such equity awards held by Dr. Gibson had been fully vested and exercised and exchanged for shares of Class B Common Stock as of the date of completion of this offering, Dr. Gibson and his affiliates would hold approximately 24% of the voting power of our outstanding capital stock as of such date. As a result, Dr. Gibson will be able to significantly influence any action requiring the approval of our stockholders. See the section titled “Description of Capital Stock” for additional information.

Nasdaq Global Select Market symbol	“RXRX”
Risk Factors	Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

The number of shares of our Class A Common Stock and Class B Common Stock to be outstanding after the offering is based on 230,043,061 shares of Class A Common Stock and 7,464,871 shares of Class B Common Stock outstanding as of March 31, 2024, and excludes:
•1,182,636 shares of Class A Common Stock issuable upon the exchange, retraction or redemption of exchangeable shares of a subsidiary of our company as of March 31, 2024;
•16,033,232 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted average exercise price of $6.99 per share;
•15,631,543 shares of Class A Common Stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2024;
•up to an aggregate of $161.6 million of shares of Class A Common Stock that may be sold under our “at-the-market” program with Jefferies LLC;
•5,023,963 shares of Class A Common Stock sold through our “at-the-market” program with Jefferies LLC after March 31, 2024;
•18,939,412 shares of Class A Common Stock reserved for future issuance under our 2021 Equity Incentive Plan, or our 2021 Plan, as of March 31, 2024, plus any future increases in the number of shares of Class A Common Stock reserved for issuance under our 2021 Plan pursuant to the evergreen provision of our 2021 Plan;
•7,997,240 shares of Class A Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or our 2021 ESPP, as of March 31, 2024, plus any future increases in the number of shares of Class A Common Stock reserved for issuance under our 2021 ESPP pursuant to the evergreen provision of our 2021 ESPP;
•shares of Class A Common Stock that may become payable pursuant to the terms of the additional consideration arrangements in connection with our acquisition of Cyclica, Inc., or Cyclica, including 172,497 shares of Class A common stock of additional consideration that had not yet been issued as of March 31, 2024;
•220,557 shares of Class A Common Stock and 600,703 shares of a subsidiary of our company exchangeable for shares of Class A Common Stock that were issued pursuant to the release of shares withheld for potential indemnification claims in connection with our acquisition of Valence Discovery Inc., or Valence, after March 31, 2024; and
•any shares of Class A Common Stock that we elect to issue in order to make annual payments in equity in connection with our collaboration agreement with Tempus Labs, Inc., or Tempus.
Except as otherwise indicated, all information in this prospectus supplement assumes:
•no exercise by the underwriters of their option to purchase up to 4,615,384 additional shares of Class A Common Stock in this offering; and
•no exercise or settlement of stock options, RSUs or other equity awards described above, no grant of additional awards under our 2021 Plan, and no issuance of shares under our 2021 ESPP, in each case, after March 31, 2024.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks referenced below and those described under Part I, Item 1A, Risk Factors and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2023, under Part II, Item 1A, Risk Factors and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Current Reports on Form 8-K and other documents we subsequently file with the SEC that are deemed incorporated by reference into this prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by the materialization of any of these risks. The trading price of our Class A Common Stock could decline due to the realization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Class A Common Stock and this Offering
The price of our Class A Common Stock may be volatile and you could lose all or part of your investment.
The trading price of our Class A Common Stock may be highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. As a result of this volatility, investors may not be able to sell their common stock at or above the purchase price. The market price for our Class A Common Stock may be influenced by many factors, including the other risks described in this section and the following:
•results of preclinical studies and clinical trials of our drug candidates or those of our competitors or our existing or future collaborators;
•regulatory or legal developments in the United States and other countries, including actions taken by regulatory agencies with respect to our drug candidates, clinical trials, manufacturing process or sales and marketing terms;
•the success of competitive products or technologies;
•developments or disputes concerning patent applications, issued patents, or other proprietary rights;
•the recruitment or departure of key personnel;
•the level of expenses related to any of our drug candidates or clinical development programs and our ability or inability to raise additional capital and the terms on which any additional capital is raised;
•the results of our efforts to discover, develop, acquire, or in-license additional drug candidates or drug products;
•actual or anticipated changes in estimates as to financial results, development timelines, or recommendations by securities analysts;
•failure to meet expectations of research analysts or unfavorable research reports released by research analysts;
•variations in our financial results or those of companies that are perceived to be similar to us;
•changes in the structure of healthcare payment systems;
•announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures or capital commitments;
•the concentrated ownership of our common stock;
•sales of our common stock by us or our stockholders;

•inflation, general supply chain matters, global political instability, or warfare; and
•performance of the overall stock market and shares of biotechnology companies in particular, as well as general economic conditions, including fluctuating interest rates, inflation and the possibility of a recession or other economic downturn.
As a result of volatility in the price of our Class A Common Stock, holders of our Class A Common Stock may not be able to sell their stock at or above the price they originally paid for it, which could result in the loss of a part or all of their investment.
We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our business, financial condition, results of operations and prospects and cause the price of our Class A Common Stock to decline.
Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the price of our Class A Common Stock to decline.
If you purchase shares of Class A Common Stock sold in this offering, you will incur immediate and substantial dilution.
You will suffer immediate and substantial dilution in the net tangible book value of our Class A Common Stock that you purchase in this offering. At the public offering price of $6.50 per share, purchasers of Class A Common Stock in this offering will experience immediate dilution of $4.69 per share in net tangible book value of our Class A Common Stock. This dilution is due to the fact that the price per share at which shares of our Class A Common Stock are sold in this offering may be substantially higher than the net tangible book value per share of our Class A Common Stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”
Resales of our Class A Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Class A Common Stock to fall. In addition, a significant number of our total outstanding shares of Class A Common Stock may be sold into the market in the near future, which could cause the market price of our Class A Common Stock to drop significantly.
Sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. The issuance of new shares of our Class A Common Stock in this offering could result in resales of our Class A Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Common Stock.
In October 2022 and July 2023, we completed private placements of shares of our Class A Common Stock to several accredited investors. We have filed registration statements covering the resale of these shares by the purchasers in these private placements and have agreed to keep such registration statements effective until the date the shares covered by the respective registration statement have been sold or can be resold without restriction under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contain statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws and within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our beliefs, projections and predictions about future events or our future performance, and speak only as of the date we make them. You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative or plural of these terms or other similar expressions or phrases, including references to assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements involve risks, uncertainties, and other factors beyond our control that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Risks and factors that may cause actual results to differ materially from current expectations include, among other things, those described under Part I, Item 1A, Risk Factors and elsewhere in our Annual Report on Form 10-K for the period ended December 31, 2023, under Part II, Item 1A, Risk Factors and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Current Reports on Form 8-K, and the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors.” In addition to these risks and uncertainties, important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•the initiation, timing, progress, results, and cost of our current and future preclinical studies and clinical trials, including statements regarding the design of, and the timing of initiation and completion of, studies and trials and related preparatory work, as well as the period during which the results of the studies and trials will become available;
•the ability of our clinical trials to demonstrate the safety and efficacy of our drug candidates, and other positive results;
•our research and development programs;
•the timing, scope, or likelihood of regulatory filings and approvals, including the timing of Investigational New Drug applications and final approval by the U.S. Food and Drug Administration of our current drug candidates and any other future drug candidates, as well as our ability to maintain any such approvals;
•the timing, scope, or likelihood of foreign regulatory filings and approvals, including our ability to maintain any such approvals;
•the ability and willingness of our collaborators to continue research and development activities relating to our development candidates and investigational medicines;
•future agreements with third parties in connection with the commercialization of our investigational medicines and any other approved product;
•the size of the potential market opportunity for our drug candidates, including our estimates of the number of patients who suffer from the diseases we are targeting and potential annual sales;
•our ability to identify viable new drug candidates for clinical development and the rate at which we expect to identify such candidates, whether through an inferential approach or otherwise;
•our expectation that the assets that will drive the most value for us are those that we will identify in the future using our datasets and tools;
•our ability to develop and advance our current drug candidates and programs into, and successfully complete, clinical studies;
•our ability to reduce the time or cost or increase the likelihood of success of our research and development relative to the traditional drug discovery paradigm;
•our ability to improve, and the rate of improvement in, our infrastructure, datasets, biology, technology tools and drug discovery platform, and our ability to realize benefits from such improvements;
•our expectations related to the performance and benefits of our BioHive supercomputer, including our ongoing and planned expansion of the BioHive supercomputer capabilities;
•our ability to realize a return on our investment of resources and cash in our drug discovery collaborations;

•our ability to integrate acquired businesses with our existing programs and platform and realize a return on acquired assets;
•our ability to leverage datasets acquired through licenses with third parties, including with Tempus, into increased machine learning capabilities, novel genetic associations and mechanisms, innovative therapeutics, or other beneficial outcomes;
•our ability to derive value from our Recursion OS by licensing subsets of data and key tools;
•the ability to construct and apply more and increasingly sophisticated foundation models and large language models across biology, chemistry and translation and to use these models to drive new, better programs into clinical development both in our own pipeline and with our current and future partners at scale;
•our ability to scale like a technology company, including scaling our Recursion OS, and to add more programs to our pipeline each year;
•our ability to successfully compete in a highly competitive market, including our competitive position and the success of competing approaches that are or may become available;
•our manufacturing, commercialization and marketing capabilities and strategies;
•our plans relating to commercializing our drug candidates, if approved, including the geographic areas of focus and sales strategy;
•our expectations regarding the approval and use of our drug candidates in combination with other drugs;
•the rate and degree of market acceptance and clinical utility of our current drug candidates, if approved, and other drug candidates we may develop;
•our estimates of the number of patients that we will enroll in our clinical trials and the timing of their enrollment;
•the beneficial characteristics, safety, efficacy and therapeutic effects of our drug candidates;
•our plans for further development of our drug candidates, including additional indications we may pursue;
•our ability to adequately protect and enforce our intellectual property and proprietary technology, including the scope of protection we are able to establish and maintain for intellectual property rights covering our current drug candidates and other drug candidates we may develop, receipt of patent protection, the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, the protection of our trade secrets, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;
•the impact of any intellectual property disputes and our ability to defend against claims of infringement, misappropriation, or other violations of intellectual property rights;
•our ability to keep pace with new technological developments;
•our ability to utilize third-party open source software and cloud-based infrastructure, on which we are dependent;
•the adequacy of our insurance policies and the scope of their coverage;
•the potential impact of a pandemic, epidemic, or outbreak of an infectious disease, such as COVID-19, or natural disaster, global political instability or warfare, and the effect of such outbreak or natural disaster, global political instability or warfare on our business and financial results;
•our ability to maintain our technical operations infrastructure to avoid errors, delays, or cybersecurity breaches;
•our continued reliance on third parties to conduct additional clinical trials of our drug candidates, and for the manufacture of our drug candidates for preclinical studies and clinical trials;
•our ability to obtain and negotiate favorable terms of, any collaboration, licensing, or other arrangements that may be necessary or desirable to research, develop, manufacture, or commercialize our platform and drug candidates;
•the pricing and reimbursement of our current drug candidates and other drug candidates we may develop, if approved;
•our estimates regarding expenses, future revenue, capital requirements and need for additional financing;
•our financial performance;
•the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our ability to raise substantial additional funding;

•the impact of current and future laws and regulations, and our ability to comply with all regulations that we are, or may become, subject to;
•the need to hire additional personnel and our ability to attract and retain such personnel;
•the impact of any current or future litigation, which may arise during the ordinary course of business and be costly to defend;
•the need to raise additional capital may cause dilution to our stockholders, restrict our operations, require us to relinquish rights to our technologies or drug candidates, and divert management’s attention from our core business;
•our anticipated use of our existing resources and the net proceeds from this offering; and
•other risks and uncertainties.

Any forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein reflect our current views with respect to future events and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein are expressly qualified in their entirety by the statements in this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information provided. Unless otherwise expressly stated, we obtained this industry information, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in each case, from sources we consider to be reliable, and in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $188.0 million, or approximately $216.4 million if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering to fund advancement of our existing preclinical and clinical programs and platform technologies, foundation model construction, industrialized validation and translation and scientific and technical personnel, as well as runway extension, strategic investments and acquisitions and general corporate purposes.
Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above and we may require additional funds in order to fully accomplish the specified uses listed above. We believe opportunities may exist from time to time to expand our current business through in-licenses or acquisitions of, or investments in, complementary businesses, products or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or strategic investments at this time, we may use a portion of the net proceeds for these purposes, subject to applicable regulatory restrictions. As a result, our management will have broad discretion over the use of the net proceeds from this offering.
The amounts and timing of our actual expenditures and the extent of drug candidate development may vary significantly depending on numerous factors, including the progress of our research and development, formulation and manufacturing matters, the timing and success of our current preclinical studies and clinical trials and those we may commence in the future, the timing of patient enrollment in clinical trials, the timing of regulatory submissions and evolving regulatory requirements, any collaboration arrangements that we may enter into with third parties or strategic opportunities that become available to us, and any unforeseen cash needs.

Pending their use, we intend to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, subject to applicable regulatory restrictions. We cannot predict whether the proceeds invested will yield a favorable return.

DILUTION

If you invest in our Class A Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Class A Common Stock and the as adjusted net tangible book value per share of our Class A Common Stock immediately after this offering.
Our historical net tangible book value as of March 31, 2024 was $284.3 million, or $1.24 per share of our Class A Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our Class A Common Stock outstanding as of March 31, 2024.
After giving further effect to the sale of 30,769,230 shares of Class A Common Stock in this offering at the public offering price of $6.50 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $472.4 million, or approximately $1.81 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.57 to our existing stockholders and an immediate dilution in as adjusted net tangible book value per share of approximately $4.69 to new investors purchasing Class A Common Stock in this offering. Dilution in net tangible book value per share to new investors purchasing Class A Common Stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.
The following table illustrates this per share dilution:

Public offering price per share		$6.50
Historical net tangible book value per share as of March 31, 2024	$1.24
Increase in net tangible book value per share attributable to new investors	$0.57
As adjusted net tangible book value per share after this offering		$1.81
Dilution per share to new investors		$4.69

If the underwriters exercise in full their option to purchase up to 4,615,384 additional shares of Class A Common Stock at the public offering price of $6.50 per share, the as adjusted net tangible book value after this offering would be $1.89 per share, representing an increase in net tangible book value of $0.65 per share to existing stockholders and immediate dilution in net tangible book value of $4.61 per share to investors purchasing our Class A Common Stock in this offering at the public offering price.
The foregoing table and discussion is based on 230,043,061 shares of Class A Common Stock and 7,464,871 shares of Class B Common Stock outstanding as of March 31, 2024, and excludes:
•1,182,636 shares of Class A Common Stock issuable upon the exchange, retraction or redemption of exchangeable shares of a subsidiary of our company as of March 31, 2024;
•16,033,232 shares of Class A Common Stock issuable upon the exercise of stock options outstanding as of March 31, 2024, at a weighted average exercise price of $6.99 per share;
•15,631,543 shares of Class A Common Stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2024;
•up to an aggregate of $161.6 million of shares of Class A Common Stock that may be sold under our “at-the-market” program with Jefferies LLC;
•5,023,963 shares of Class A Common Stock sold through our “at-the-market” program with Jefferies LLC after March 31, 2024;

•18,939,412 shares of Class A Common Stock reserved for future issuance under our 2021 Plan as of March 31, 2024, plus any future increases in the number of shares of Class A Common Stock reserved for issuance under our 2021 Plan pursuant to the evergreen provision of our 2021 Plan;
•7,997,240 shares of Class A Common Stock reserved for future issuance under our 2021 ESPP as of March 31, 2024, plus any future increases in the number of shares of Class A Common Stock reserved for issuance under our 2021 ESPP pursuant to the evergreen provision of our 2021 ESPP;
•shares of Class A Common Stock that may become payable pursuant to the terms of the additional consideration arrangements in connection with our acquisition of Cyclica, including 172,497 shares of Class A common stock of additional consideration that had not yet been issued as of March 31, 2024;
•220,557 shares of Class A Common Stock and 600,703 shares of a subsidiary of our company exchangeable for shares of Class A Common Stock that were issued pursuant to the release of shares withheld for potential indemnification claims in connection with our acquisition of Valence after March 31, 2024; and
•any shares of Class A Common Stock that we elect to issue in order to make annual payments in equity in connection with our collaboration agreement with Tempus.
To the extent that any options are exercised, any restricted stock units are settled, any new awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant, including restrictions in our current and future debt instruments, our future earnings, capital requirements, financial condition, prospects, and applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. The following description is a summary that is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, and to provisions of the Delaware General Corporation Law. Copies of our amended and restated certificate of incorporation and our amended and restated bylaws, each of which may be amended from time to time, have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
General
Our authorized capital stock consists of 2,200,000,000 shares of capital stock, $0.00001 par value per share, of which 200,000,000 shares are designated preferred stock and 2,000,000,000 shares are designated common stock. Of our common stock, 1,989,032,117 shares are designated as Class A Common Stock and 10,967,883 shares are designated as Class B Common Stock.
Common Stock
We have two series of authorized common stock, Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion.
Voting Rights
Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder of Class B Common Stock is entitled to ten votes for each share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of Class A Common Stock and Class B Common Stock vote together as a single class, unless otherwise required by law. Under our amended and restated certificate of incorporation, approval of the holders of a majority of the outstanding shares of our Class B Common Stock voting as a separate class is required to increase the number of authorized shares of our Class B Common Stock. In addition, Delaware law could require either the holders of our Class A Common Stock or Class B Common Stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Until the Final Conversion Date (described below), approval of the holders of at least two-thirds of the outstanding shares of our Class B Common Stock voting as a separate class is required to amend, repeal or adopt any provision of the amended and restated certificate of incorporation inconsistent with, or otherwise alter, any provision of the amended and restated certificate of incorporation relating to the voting, conversion, or other rights, powers, preferences privileges, or restrictions of our Class B Common Stock so as to affect them adversely or to reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one vote for each share thereof, except as required by law.
Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of Class A Common Stock and Class B Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, holders of our Class A Common Stock and Class B Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Conversion of Class B Common Stock
Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. Shares of Class B Common Stock automatically convert into shares of Class A Common Stock upon sale or transfer except for certain transfers described in our amended and restated certificate of incorporation, including transfers for estate planning.
In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon the earliest of (i) the seven year anniversary of the first day of trading on Nasdaq of our Class A Common Stock, (ii) the date specified by written consent or agreement of the holders of at least 66 2/3% of our then outstanding shares of Class B Common Stock, (iii) nine months after Dr. Christopher Gibson, our co-founder and Chief Executive Officer, ceases to hold any positions as an officer or director with us or (iv) nine months after the death or disability of Dr. Gibson. We refer to the date on which such final conversion of all outstanding shares of Class B Common Stock pursuant to the terms of our amended and restated certificate of incorporation occurs as the Final Conversion Date.
Rights and Preferences
Holders of our Class A Common Stock have no preemptive, conversion, subscription, or other rights, and there are no redemption or sinking fund provisions applicable to our Class A Common Stock. Holders of our Class B Common Stock have no preemptive or subscription rights, but have conversion rights. There are no redemption or sinking fund provisions applicable to our Class B Common Stock. The rights, preferences and privileges of the holders of our Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of Class A Common Stock and Class B Common Stock are, and the shares of Class A Common Stock to be issued in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and nonassessable.
Preferred Stock
Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Class A Common Stock and Class B Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Class A Common Stock and Class B Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.
Anti-takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Classified Board
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II, and Class III. Each class consists of an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Removal of Directors
Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies
Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.
No Cumulative Voting
Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.
Special Meetings of Stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by an officer at the request of a majority of our board of directors, by the Chair of our board of directors or by our Chief Executive Officer.
Advance Notice Procedures for Director Nominations
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of our company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although our amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
Action by Written Consent
Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.
Amending our Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the Delaware General Corporation Law, or DGCL. Our amended and restated bylaws may be adopted, amended, altered, or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the Class A Common Stock and Class B Common Stock, except for any amendment of the above provisions, which would require the approval of a two-thirds majority of our then outstanding Class A Common Stock and Class B Common Stock or the separate approval of a majority of our Class B Common Stock for any increase to the authorized number of Class B Common Stock or two-thirds of our then outstanding Class B Common Stock for certain amendments to our Class B Common Stock or certain reclassifications of our Class A Common Stock described above. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered, or repealed by the board of directors.

Authorized but Unissued Shares
Our authorized but unissued shares of Class A Common Stock, Class B Common Stock, and preferred stock is available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock, Class B Common Stock, and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.
Exclusive Jurisdiction
Our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the DGCL, any action regarding our amended and restated certificate of incorporation or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated bylaws further provide that the federal district courts of the United States of America are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. We also note that stockholders cannot waive compliance (or consent to noncompliance) with the federal securities laws and the rules and regulations thereunder.
Business Combinations with Interested Stockholders
We are governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation on liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Registration Rights
In October 2022, in connection with a private placement of our Class A Common Stock to certain investors, we entered into a registration rights agreement providing for the registration for resale of the shares of Class A Common Stock issued in such transaction. A prospectus supplement to our registration statement (File No. 333-264845), or the Shelf Registration Statement, was subsequently filed in October 2022 to register the resale of the shares of Class A Common Stock purchased by such investors. Such agreement and the registration rights thereunder must remain effective until registrable securities covered by the agreement have been sold by the holders or otherwise transferred and subsequent public distribution does not require registration under the Securities Act. In the event the holders cannot sell their shares due to certain circumstances causing the agreement to be ineffective, we must pay each holder of shares outstanding on the date and each month thereafter 1% of the aggregate purchase price paid by the holder without limit until the agreement is cured.
In May 2023, in connection with the acquisition of Valence, we entered into a Registration Agreement with certain stockholders of Valence providing for the registration for resale of the shares of Class A Common Stock issued in such transaction as well as shares of Class A Common Stock issuable upon exchange of exchangeable shares of one of our subsidiaries issued in such transaction. A registration statement on Form S-3 (File No. 333-272281) was filed to register the shares for resale by the holders. The registration statement must remain effective for a period of not less than three years.
In May 2023, in connection with the acquisition of Cyclica, we entered into a registration agreement providing for the registration for resale of the shares of Class A Common Stock issued in such transaction. A prospectus supplement to the Shelf Registration Statement was subsequently filed in June 2023 to register the shares for resale by the holders. The Shelf Registration Statement must be continuously effective until the earlier of the date that all shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.
In July 2023, in connection with a private placement of shares of Class A Common Stock to NVIDIA Corporation, or NVIDIA, we entered into a Registration Rights Agreement providing for the registration for resale of the shares of Class A Common Stock issued in such transaction. A prospectus supplement to the Shelf Registration Statement was subsequently filed in August 2023 to register the resale of the shares of Class A Common Stock issued to NVIDIA. We agreed to use commercially reasonable efforts to keep a registration statement continuously effective until such date that all registrable securities under the agreement have been sold. In the event the holders cannot sell their shares due to certain circumstances causing a registration statement to be ineffective, we must pay each holder of shares outstanding on the date and each month thereafter 1% of the aggregate purchase price with the maximum payable amount of 5% of the aggregate purchase price. We have also agreed that so long as a registration statement is in effect with respect to such shares of Class A Common Stock issued to NVIDIA, we will provide certain assistance in connection with underwritten offerings if requested by NVIDIA.
In November 2023, we entered into a Master Agreement, or the Tempus Agreement, with Tempus pursuant to which Tempus will provide certain services and deliverables to us and license certain data to us. Under the Tempus Agreement, in November 2023, we issued to Tempus an aggregate of 3.2 million shares of our Class A Common Stock in lieu of a cash payment of $22.0 million for the initial license fee owed to Tempus in exchange for the rights granted to us under the Tempus Agreement. We may in the future issue shares as payment for fees under the Tempus Agreement in lieu of cash payment. We have agreed pursuant to the Tempus Agreement to prepare and file a registration statement (or a prospectus supplement to an effective registration statement on Form S-3 that will become automatically effective upon filing with the SEC pursuant to Rule 462(e)) with the SEC, for resale of the shares of Class A Common Stock issued or issuable under the Tempus Agreement. A prospectus supplement to the Shelf Registration Statement was subsequently filed in December 2023 to register for resale the shares of Class A Common Stock issued to Tempus for the initial license fee under the Tempus Agreement. After registration of any shares issued to Tempus under the Tempus Agreement, we have agreed to use commercially reasonable efforts to keep such registration statement effective until such date that all shares issued to Tempus covered by such registration statement have been sold or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.
We has agreed to pay certain expenses in connection with the registration of shares of our Class A Common Stock pursuant to the registration rights described above.
Listing
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Class A Common Stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;
•persons subject to the alternative minimum tax or the tax on net investment income;
•tax-exempt organizations;
•pension plans and tax-qualified retirement plans;
•controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
•brokers or dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;
•persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
•certain former citizens or long-term residents of the United States;
•persons who hold our Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;
•persons who hold or receive our Class A Common Stock pursuant to the exercise of any option or otherwise as compensation;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an “applicable financial statement” as defined in Section 451 of the Code;
•persons who do not hold our Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or
•persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code.
In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Class A Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Class A Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Class A Common Stock through a partnership or other such entity, as applicable.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Class A Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Class A Common Stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership) or:
•an individual who is a citizen or resident of the United States;
•a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;
•an estate whose income is subject to U.S. federal income tax regardless of its source; or
•a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons, as defined under the Code, who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.
Distributions
As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Class A Common Stock, and we do not anticipate paying any dividends on our Class A Common Stock following the completion of this offering. However, if we do make distributions on our Class A Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Class A Common Stock, but not below zero, and then will be treated as gain from the sale of stock.
Subject to the discussions below on effectively connected income and in the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our Class A Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our Class A Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in the sections titled “—Backup Withholding and Information

Reporting” and “—Foreign Account Tax Compliance Act.” In order to obtain this exemption, you must provide us or our paying agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our Class A Common Stock, including any applicable tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussion below regarding “—Backup Withholding and Information Reporting,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A Common Stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
•you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
•our Class A Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our Class A Common Stock, unless our Class A Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Class A Common Stock, directly, indirectly and constructively, at all times, during the shorter of the five-year period ending on the date of the taxable disposition or your holding period for our Class A Common Stock.
We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. If we are a USRPHC and either our Class A Common Stock is not regularly traded on an established securities market or you hold, or are treated as holding, more than 5% of our outstanding Class A Common Stock, directly or indirectly, during the applicable testing period, you will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our Class A Common Stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. We expect our stock to continue to be regularly traded on an established securities market; however, we cannot provide any assurance that our stock will be regularly traded on an established securities market in the future. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.
If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends on or of proceeds from the disposition of our Class A Common Stock made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our Class A Common Stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our Class A Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Class A Common Stock.
The Treasury Secretary has issued proposed Treasury Regulations, which, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our Class A Common Stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.
The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A Common Stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	10,256,410
J.P. Morgan Securities LLC	10,256,410
Allen & Company LLC	10,256,410
Total	30,769,230
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. Certain of the underwriters may offer and sell shares of our Class A Common Stock through one or more of their affiliates or selling agents.
The underwriters have an option to buy up to an additional 4,615,384 shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 4,615,384 additional shares from us.

	No Exercise	Full Exercise
Per Share	$0.360750	$0.360750
Total	$11,100,000	$12,765,000
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.216450 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed that we will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of our securities that are substantially similar to the shares of Class A Common Stock, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, other than (a) the shares to be sold pursuant to the underwriting agreement or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the underwriting agreement, (b) our issuance of any shares of stock, options and other awards granted under a Company stock plan or shares issued pursuant to an employee stock purchase plan, (c) any shares of common stock issued upon the exercise of options or the settlement of options or other awards granted pursuant to the stock-based compensation plans of our company, (d) the filing by us of any registration statement on Form S-8 with the Securities and Exchange Commission relating to the offering of securities pursuant to the terms of such equity plans described herein, (e) any shares of common stock or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements, or lending agreements or arrangements) or any acquisition of assets or acquisition of equity of another entity, provided that, in the case of any issuance pursuant to this clause (e), any recipient of shares of common stock shall have executed and delivered to Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC a lock-up letter as described in the underwriting agreement, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC. The underwriting agreement does not contain any limitation on our ability to issue shares of common stock or other securities in connection with any transaction that includes a commercial relationship, including joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements, or lending agreements or arrangements, or any acquisition of assets or acquisition of equity of another entity.
Our directors, executive officers and certain affiliated holders of our Class A Common Stock (such persons, the "lock-up parties"), have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 45 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (collectively, the “lock-up securities”), including, without limitation, any such lock-up securities now owned or hereafter acquired by the lock-up party, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the lock-up party or someone other than the lock-up party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “transfer”), (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity or transaction described in clause (i), (ii) or (iii) above. Each lock-up party has further acknowledged that it has not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any transfer during the restricted period and that the foregoing provisions are equally applicable to shares the lock-up party may purchase in this offering.
Notwithstanding the foregoing, our directors, executive officers and stockholders may transfer the lock-up securities during the restricted period:
(i)    as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreements, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction.

(ii)    to any member of the lock-up party’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such transfer is not a disposition for value, provided that the donee, transferee or distributee agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a required filing on Form 5), reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;
(iii)    by will, other testamentary document or the laws of intestate succession, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than required filing on Form 5), reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;
(iv)    in connection with the sale of shares of common stock acquired in the offering (if the lock-up party is not one of our officers or directors), or in open market transactions after the offering, provided that no filing under Section 16(a) of the Exchange Act (other than required filing on Form 5), reporting a reduction in beneficial ownership of such shares of common stock, shall be required or shall be voluntarily made during the restricted period;
(v)    if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, by (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (B) as part of a distribution, transfer or disposition by the lock-up party to its or its affiliates’ directors, officers, employees, managers, managing members, members, stockholders, partners, beneficiaries (or the estates thereof) or other equity holders of the lock-up party (or in each case its nominee or custodian); provided that each distributee and transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a required filing on Form 5), reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;
(vi)    in connection with surrender or forfeiture to us of shares of common stock in connection with the “net” or “cashless” exercise or settlement of stock options, restricted stock units and other rights to purchase shares of common stock or other awards for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such awards, in all such cases, pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan, in each case described in this prospectus supplement (or any documents incorporated by reference herein); provided that, in each case, the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreements (other than shares surrendered or forfeited), and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;
(vii)    to us in connection with the repurchase by us from the lock-up party of lock-up securities pursuant to a repurchase right arising upon the termination of the lock-up party’s employment with us; provided that such repurchase right is pursuant to contractual agreements with us; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;
(viii)    to a nominee or custodian of a person or entity to whom a transfer would be permissible under (i), (ii), (iii) or (v) above;
(ix)    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock on substantially the same terms for holders of a majority of the voting power of our outstanding shares of capital stock involving a change of control of us, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the lock-up securities shall remain subject to the provisions of the lock-up agreements;
(x)    by operation of law pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than required filing on Form 5), reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;
(xi)    any transfer or disposition of the lock-up securities (including, without limitation, any sale or other exercise of remedies by the pledgee and/or transferee thereto) pursuant to a bona fide loan or pledge that is in effect on the date hereof and has been disclosed in writing to the Representatives and (ii) the grant and maintenance of a bona fide lien, security interest, pledge or other similar encumbrance of any of the lock-up securities to a nationally or internationally recognized financial institution with assets of not less than $10 billion in connection with a loan to the lock-up party; provided that we or the lock-up party, as the case may be, shall provide the Representatives prior written notice informing them of any public filing, report or announcement made by or on behalf of us or the lock-up party with respect thereto; provided, further that the aggregate number of shares of common stock pledged as collateral during the restricted period shall not exceed one percent (1%) of the total number of shares of common stock issued and outstanding on the closing date of the offering.
(xii)    in connection with the sale of shares of common stock made pursuant to a written 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the lock-up party prior to the date of this agreement; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of the lock-up party or us regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were pursuant to such trading plan and no other public announcement shall be required or shall be made voluntarily in connection with such sales;
(xiii)    by exercise on a cash basis of options or other rights granted pursuant to equity incentive plans described in this prospectus supplement (or any documents incorporated by reference herein), and the receipt by the lock-up party from us of shares of common stock upon such exercise; provided that, in each case, the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in the lock-up agreements, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction; or
(xiv)    by establishing of a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period, (ii) no public announcement or filing under the Exchange Act shall be voluntarily made by or on behalf of us or the lock-up party regarding the establishment of such plan during the restricted period and (iii) to the extent a filing under the Exchange Act or other public filing is legally required by or on behalf of the lock-up party or us regarding the establishment of such trading plan, such filing shall include a statement to the effect that no transfer of shares of common stock may be made under such trading plan during the restricted period.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.”
In connection with the offering, the underwriters may purchase and sell shares of Class A Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A Common Stock. As a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $850,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, or FINRA, up to $15,000.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
General
Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
•to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
•in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA; provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus supplement is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and should not act or rely on it.
Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre, or DIFC
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
•has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offering of shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
(a)    to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
(b)    to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)    to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)    where no consideration is or will be given for the transfer;
(iii)    where the transfer is by operation of law;
(iv)    as specified in Section 276(7) of the SFA; or
(v)    as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notice to Prospective Investors in China
This prospectus supplement and the accompanying prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement, the accompanying prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The securities have not been listed on any securities exchanges in Korea, including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Issuer. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a "registered prospectus" (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96(1)(a)
the offer, transfer, sale, renunciation or delivery is to:
(i) persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
(ii) the South African Public Investment Corporation;
(iii) persons or entities regulated by the Reserve Bank of South Africa;
(iv) authorised financial service providers under South African law;
(v) financial institutions recognised as such under South African law;
(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
(vii) any combination of the person in (i) to (vi); or

Section 96(1)(b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Notice to Prospective Investors in Bermuda
The shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The validity of the issuance and sale of our Class A Common Stock offered in this prospectus supplement will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel for the underwriters.
EXPERTS

The consolidated financial statements of Recursion Pharmaceuticals, Inc. appearing in Recursion Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Recursion Pharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Recursion Pharmaceuticals, Inc. did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, we maintain a website that contains information about us at www.recursion.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus and information we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 9, 2024;
•the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024, as supplemented by our Supplement to our Definitive Proxy Statement filed with the SEC on May 24, 2024, that are specifically incorporated by reference into our Annual Report on Form 10-K;
•our Current Reports on Form 8-K filed on January 31, 2024, February 7, 2024, April 16, 2024 (only with respect to Item 5.02), May 9, 2024 (only with respect to Item 4.01), May 24, 2024 (only with respect to Items 4.01 and 5.02), June 7, 2024, and June 27, 2024; and
•the description of our Class A Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 12, 2021, including any amendment or report filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by requesting them in writing or by telephone from us at the following address:
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.recursion.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.

PROSPECTUS
Recursion Pharmaceuticals, Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A Common Stock on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2022.

TABLE OF CONTENTS

About this Prospectus	ii
Prospectus Summary	1
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	8
Description of Depositary Shares	16
Description of Warrants	19
Description of Subscription Rights	20
Description of Purchase Contracts	21
Description of Units	22
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information	25
Incorporation by Reference	26

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Recursion,” “we,” “our” and “us” refer, collectively, to Recursion Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a clinical-stage biotechnology company industrializing drug discovery by decoding biology. Central to our mission is the Recursion Operating System (OS), a platform built across diverse technologies that enables us to map and navigate hundreds of billions of biological and chemical relationships within one of the world’s largest proprietary biological and chemical datasets, the Recursion Data Universe. Scaled ‘wet-lab’ biology and chemistry tools are organized into an iterative loop with ‘dry-lab’ computational tools to rapidly translate map-based hypotheses into validated insights and novel chemistry, unconstrained by published literature or human bias. Our focus on novel technologies spanning target discovery through translation, as well as our ability to rapidly iterate between wet lab and dry lab in-house and at scale, differentiates us from other companies in our space. Further, our balanced team of life scientists and computational and technical experts creates an environment where empirical data, statistical rigor and creative thinking are brought to bear on our decisions. To date, we have leveraged our Recursion OS to enable three value drivers: i) an expansive pipeline of internally-developed programs, including several clinical-stage assets, focused on genetically-driven rare diseases and oncology with significant unmet need and market opportunities, in some cases expected to be in excess of $1.0 billion in annual sales; ii) strategic partnerships with leading biopharma companies to map and navigate intractable areas of biology, including fibrosis with Bayer and neuroscience with Roche and Genentech, to identify novel targets and translate potential new medicines to resource-heavy clinical development overseen by our partners; and iii) Induction Labs, a growth engine created to explore new extensions of the Recursion OS both within and beyond therapeutics. We are a biotechnology company scaling more like a technology company.
Recursion finished the first quarter of 2022 with a portfolio of clinical stage, preclinical, late discovery and early discovery programs and continued scaling the total number of phenomic experiments to approximately 128 million, the size of its proprietary data universe to over 14 petabytes, and the number of biological and chemical relationships to approximately 247 billion. Data have been generated on the Recursion OS across 44 human cell types, an in-house chemical library of approximately 1.3 million compounds, and an in silico library of 12 billion small molecules, by a growing team of over 450 Recursionauts that is balanced between life scientists and computational and technical experts.
Corporate Information
Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this report.
The Securities That May Be Offered
We may offer or sell Class A Common Stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Class A Common Stock
We may offer shares of our Class A Common Stock, par value $0.00001 per share, either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Depositary Shares
We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A Common Stock.
The debt securities will be issued pursuant to an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of Class A Common Stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights
We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.
Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q, each of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering to obtain capital to support our operations and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses or to facilitate our future access to the public capital markets; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	whether the debt securities will be convertible into our Class A Common Stock or non-convertible;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A Common Stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Recursion Pharmaceuticals, Inc. appearing in Recursion Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.recursion.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•
the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 28, 2022;

•	our Current Reports on Form 8-K filed on January 10, 2022, March 3, 2022, March 18, 2022, March 23, 2022 and April 11, 2022; and

•
The description of our Class A Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 12, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203

30,769,230 Shares

Recursion Pharmaceuticals, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

June 26, 2024

Goldman Sachs & Co. LLC	J.P. Morgan

Allen & Company LLC